SEVENTH AMENDMENT TO ADMINISTRATION AGREEMENT

THIS SEVENTH AMENDMENT, effective as of the date of the last signature below (the “Effective Date”), to the Administration Agreement dated September 29, 2000, as previously amended (the “Agreement”), is entered into by and among Baird Funds, Inc., a Wisconsin corporation (the “Corporation”), and Robert W. Baird & Co. Incorporated (the “Administrator”).

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend said Agreement to update the list of series of the Corporation; and

WHEREAS, Section 9 of the Agreement allows for its amendment if such amendment is approved by the Board of Directors of the Corporation, including a majority of the Directors who are not “interested persons” of the Corporation for purposes of the Investment Company Act of 1940, as amended.

    NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby amended and restated as follows:

Name of Series	Date Added*
Baird Aggregate Bond Fund ……………………......	September 29, 2000
Baird Core Plus Bond Fund ………………………...	September 29, 2000
Baird Intermediate Bond Fund……………………...	September 29, 2000
Baird Quality Intermediate Municipal Bond Fund …	September 29, 2000 (inception March 30, 2001)
Baird Short-Term Bond Fund ………………………	September 29, 2000 (inception August 31, 2004)
Baird Ultra Short Bond Fund ……………………….	December 31, 2013
Baird Short-Term Municipal Bond Fund …………...	August 31, 2015
Baird Core Intermediate Municipal Bond Fund ……	August 31, 2015
Baird Municipal Bond Fund ………………………..	November 15, 2019
Baird Strategic Municipal Bond Fund ……………...	November 15, 2019
* If no inception date is listed for a Fund, the “Date Added” is the same date as that Fund’s inception date.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

BAIRD FUNDS, INC.            ROBERT W. BAIRD & CO.
INCORPORATED

By:/s/ Mary Ellen Stanek             By: /s/ Peter Hammond

Name: Mary Ellen Stanek            Name: Peter Hammond
Title: President                Title: Managing Director
Date: 9/23/2025                Date: 9/23/2025